CEEBRAID-SIGNAL CORPORATION
                    250 South Australian Avenue, Suite 1003
                          West Palm Beach, FL  33401


                               November 13, 1996

Courtyards of Kendall Limited Partnership         VIA FACSIMILE (847) 317-4462
c/o the Balcor Company                            and FEDERAL EXPRESS
2355 Waukegan Road, Ste. A200
Bannockburn, IL  60015
Attn:  Ilona Adams

The Balcor Company                                VIA FACSIMILE (847) 317-4462
2355 Waukegan Road, Ste. A200                     and FEDERAL EXPRESS
Bannockburn, IL  60015
Attn:  James Mendelson

Morton M. Poznak, Esq.                            VIA FACSIMILE (312) 222-0818
Schwartz & Freeman                                and FEDERAL EXPRESS
401 N. Michigan Ave., Ste 1900
Chicago, IL  60611

     RE:  Courtyards of Kendall

Dear Sirs:

     Pursuant to paragraph 16 of the Agreement of Sale between Ceebraid-Signal Corporation, a Florida corporation ("Purchaser") and Courtyards of Kendall Limited Partnership, an Illinois limited partnership ("Seller"), Purchaser hereby disapproves the documents or the condition of the Property and terminates the referenced Agreement of Sale. Purchaser hereby demands the return of its deposit pursuant to the Agreement of Sale and the accompanying Escrow Agreement.

                         Sincerely,

                         CEEBRAID-SIGNAL CORPORATION


                         By:  /s/ Richard Schlesinger
                             ---------------------------------------------
                                  Richard Schlesinger, Managing Director
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                                   EXHIBIT A

                             NOTICE OF DISAPPROVAL

     The undersigned, the Purchaser under that certain Agreement dated October 24, 1996 providing for the sale by Courtyards of Kendall Limited Partnership of property located in Dade County, Florida and known as Courtyards of Kendall does hereby, pursuant to the provisions of the Agreement,. terminate the Agreement prior to the Disapproval Date" as defined in this Escrow Agreement and does hereby request that Charter Title Company, as Escrow Agent, return the Earnest Money under this Escrow Agreement plus all interest earned thereon to the undersigned.



Dated:  November 13, 1996               CEEBRAID-SIGNAL CORPORATION
      ---------------------


                                        By:   /s/ Richard Schlesinger
                                             ---------------------------------
                                                  Richard Schlesinger,
                                                  Managing Director
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